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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event report): January 31, 1999





                       ELECTRONIC TRANSMISSION CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                           0-22135                  75-2578619
(State or other jurisdiction       (Commission File Number)         (IRS Employer
      of incorporation)                                          Identification No.)

            5025 Arapaho Road
                Suite 501
              Dallas, Texas                                    75248
(Address of principal executive offices)                    (ZIP Code)


                                 (972) 980-0900
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition of Assets

Electronic Transmission Corporation (the "Company"), a Delaware corporation, completed the acquisition of 100% of the stock of Health Plan Initiatives, Inc. ("HPI"), a Texas corporation, effective January 31, 1999. The transaction encompassed the terms of a letter of intent dated September 14, 1998, and amended October 5, 1998.

HPI offers services similar to the Company. The primary business of HPI is health network access and health provider contracting with medical claims repricing capabilities and other services related to the managed care sector of health care delivery. Customers of HPI include health care payors, self-insured companies, third party administrators, preferred provider organizations, and health maintenance organizations.

HPI was wholly-owned by Robert Fortier, who served as President of HPI until the acquisition. Since the signing of the October 5, 1998, amendment to the letter of intent, Mr. Fortier has also served as President and Chairman of the Board of the Company. The acquisition was accomplished through the merger of ETC Acquisition Corp. ("ETC Acquisition"), a Texas corporation and wholly-owned subsidiary of the Company, with and into HPI. Upon consummation of the merger with ETC Acquisition, HPI became a wholly-owned subsidiary of the Company.

As part of the transaction, Robert Fortier received 3,709,236 shares of unregistered Company $.001 par value common stock, which is 42% of the outstanding common stock of the Company. The relative value of HPI and number of shares as reflected in the October 5, 1998 amendment to the letter of intent was determined by negotiations between the Company board of directors and Robert Fortier.

Mr. Fortier received certain registration rights associated with the Company shares and entered into a one year employment contract which automatically renews for 2 one-year terms if not otherwise terminated pursuant to the terms of the agreement. As part of his employment agreement, Mr. Fortier also has the right to receive on the date of commencement of the second renewal term, an option to purchase the equivalent of 3% of the outstanding shares of Company common stock calculated on a fully diluted basis, if he remains employed with the Company on the date of grant. The exercise price shall be the average trading price on the date of grant.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of Health Plan Initiatives, Inc. were not available at the time of filing this report. The financial statements will be filed as soon as available, but not later than 60 days after the date this report must be filed (April 6, 1999).

EXHIBIT NUMBER AND DESCRIPTION

(2)      Agreement and Plan of Reorganization

(10.1)   Employment Agreement

(10.2)   Registration Rights Agreement





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ELECTRONIC TRANSMISSION CORPORATION,
                                        A TEXAS CORPORATION


                                      By:     /s/   Brian Schoonmaker
                                         ---------------------------------------
                                           Brian Schoonmaker, Executive Vice
                                           President and Chief Operating Officer

                                      Date: February 10, 1999



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 (2)              Agreement and Plan of Reorganization

 (10.1)           Employment Agreement

 (10.2)           Registration Rights Agreement